Exhibit 99.1

NEWS RELEASE	January 28, 2010
For more information, contact:
William H. Wiley
Executive Vice President, Chief Risk Officer bwiley@northstatebank.com; 919-719-4494
Larry D. Barbour, President and Chief Executive Officer
919-855-9925

NORTH STATE BANK TO ACQUIRE

MORTGAGE OPERATIONS OF AFFILIATED MORTGAGE

Bank expands service offering with acquisition of Raleigh-based firm.

RALEIGH, NC . . . North State Bank has signed an agreement to acquire the mortgage operations of Affiliated Mortgage, LLC, a Raleigh-based mortgage company, according to Larry D. Barbour, president and CEO of North State Bank and North State Bancorp (OTC: NSBC), the bank’s holding company. The agreement calls for the purchase to close on or before February 12, 2010, at which time a new division of the bank will form—North State Bank Mortgage—with Ken Sykes, Affiliated’s managing partner, serving as president.

“Simply put, we are in the relationship banking business,” said Barbour. “Being able to provide residential mortgages for our customers is a critical part of our commitment to serving them. Whether a first time purchase or improving a lifestyle, acquiring a mortgage loan is usually the largest and most important investment our customers make. We look forward to having Ken Sykes and his staff assist our customers with their mortgage needs.”

Since opening in 1994, initially as the in-house lender for Simpson Underwood Real Estate and more recently under York Simpson Underwood Lending, Affiliated Mortgage has a proven track record of meeting the mortgage lending needs of customers in Raleigh, Wake County, the Triangle, and beyond. First operating as a mortgage broker, and subsequently migrating to serving customers as a mortgage lender—both funding and underwriting loans, Affiliated expanded its capabilities and product offerings over the years, ultimately resulting in a 100% increase in loan production from 2008 to 2009. York Simpson Underwood was founded by veteran Raleigh business leaders Smedes York, Sam Simpson, and Speck Underwood.

“The staff at Affiliated offers excellent service, and culturally our two firms are well-aligned, which is extremely important as we work together,” Barbour continued. “We know our customers will be treated well. That is of the utmost importance to us.”

According to Sykes, “This is just a win-win. North State Bank and Affiliated Mortgage share the same philosophy of customer service and are both strong companies with good reputations in the marketplace. We look forward to making North State Bank Mortgage the place to go for mortgage lending services in the Triangle, in New Hanover and Carteret counties, and wherever North State Bank is serving customers.

“Our goal has always been to offer mortgages at a level of service that is superior in the marketplace, and to work with customers who identify with what our company does best. With North State Bank, our company will have access to customers we believe will use our mortgage products and services, both enhancing their finances and strengthening their relationship with North State Bank. We serve basically the same clientele as North State, and together we will offer our customers a complete package of superior financial products and services.”

Affiliated Mortgage offers traditional mortgage products. The firm was not, and will not be, involved in sub-prime lending, a practice that contributed to the downfall of many financial services firms leading up to and during the current recession.

Founded in 2000, North State Bank is a full-service community bank, serving Wake and New Hanover Counties through seven full-service offices and a loan production office in Carteret County.

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North State Bancorp is listed on the OTC electronic bulletin board under the symbol “NSBC”.

www.northstatebank.com

This news release contains forward-looking statements. The actual results might differ materially from those projected in the forward-looking statements for various reasons, including our ability to manage growth, changes in real estate values and the real estate market, regulatory changes and increased deposit insurance assessments, economic conditions, changes in interest rates, substantial changes in financial markets, loss of deposits and loan demand to other savings and financial institutions and our limited operating history. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s SEC filings, including its periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from the Company and at www.northstatebank.com.